Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

PARTNERS TRUST FINANCIAL GROUP, INC.

SBU BANK

HYDRAULIC ACQUISITION CORPORATION

AND

HERKIMER TRUST CORPORATION, INC.

DATED AS OF

August 13, 2002
TABLE OF CONTENTS
Page

ARTICLE I THE MERGER

1.1 The Merger.

1.2 Effective Time.

1.3 Effects of the Merger.

1.4 Conversion of Herkimer Common Stock.

1.5 Certificate of Incorporation.

1.6 Bylaws.

1.7 Directors and Officers.

1.8 Modification of Structure

ARTICLE II EXCHANGE Procedures

2.1 SBU to Make Funds Available.

2.2 Exchange.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF Herkimer

3.1 Corporate Organization.

3.2 Capitalization.

3.3 Authority; No Violation.

3.4 Consents and Approvals.

3.5 Loan Portfolio; Reports.

3.6 Financial Statements; Books and Records.

3.7 Broker's Fees.

3.8 Absence of Certain Changes or Events.

3.9 Legal Proceedings.

3.10 Taxes and Tax Returns.

3.11 Employee Plans.

3.12 Certain Contracts.

3.13 Agreements with Regulatory Agencies.

3.14 Environmental Matters.

3.15 Reserves for Losses.

3.16 Properties and Assets.

3.17 Insurance.

3.18 Compliance with Applicable Laws.

3.19 Loans and Investment Securities.

3.20 Affiliates.

3.21 Ownership of Partners Trust Common Stock.

3.22 Fairness Opinion.

3.23 Herkimer Information.

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF Partners Trust AND SBU

4.1 Corporate Organization.

4.2 Authority; No Violation.

4.3 Regulatory Approvals.

4.4 Adequate Resources.

4.5 Legal Proceedings.

ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1 Covenants of Herkimer

5.2 Merger Covenants.

5.3 Compliance with Antitrust Laws.

ARTICLE VI ADDITIONAL AGREEMENTS

6.1 Regulatory Matters.

6.2 Access to Information.

6.3 Shareholder Meeting.

6.4 Legal Conditions to Business Combination.

6.5 Employees.

6.6 Subsequent Financial Statements.

6.7 Additional Agreements.

6.8 Advice of Changes.

6.9 Current Information.

6.10 Execution of the Certificate of Merger.

6.11 Transaction Expenses of Herkimer.

6.12 Further Actions of Herkimer.

6.12 Indemnification and Insurance.

ARTICLE VII CONDITIONS PRECEDENT

7.1 Conditions to Each Party's Obligation To Effect the Merger.

7.2 Conditions to Obligations of Partners Trust.

7.3 Conditions to Obligations of Herkimer

ARTICLE VIII TERMINATION AND AMENDMENT

8.1 Termination.

8.2 Effect of Termination.

8.3 Amendment.

8.4 Extension; Waiver.

ARTICLE IX GENERAL PROVISIONS

9.1 Closing.

9.2 Nonsurvival of Representations, Warranties and Agreements.

9.3 Expenses; Breakup Fee.

9.4 Notices.

9.5 Interpretation.

9.6 Counterparts.

9.7 Entire Agreement.

9.8 Governing Law.

9.9 Enforcement of Agreement.

9.10 Severability.

9.11 Publicity.

9.12 Assignment; Limitation of Benefits.

9.13 Additional Definitions.

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EXHIBITS

A Certificate of Merger

B Herkimer Stockholder Agreement

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of August 13, 2002 (this "Agreement"), is entered into by and among Partners Trust Financial Group, Inc. ("Partners Trust"), SBU Bank ("SBU"), Hydraulic Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of SBU ("Merger Sub") and Herkimer Trust Corporation, Inc. ("Herkimer").

WHEREAS, the Boards of Directors of Partners Trust, SBU, Merger Sub and Herkimer have determined that it is in the best interests of their respective companies and shareholders to consummate the business combination transaction as provided for in this Agreement in which (i) Merger Sub, subject to the terms and conditions set forth herein, will merge (the "Merger") with and into Herkimer, with Herkimer being the Surviving Corporation (as defined in Section 1.1 hereof) and becoming a wholly owned subsidiary of SBU; (ii) immediately following the Merger, the Surviving Corporation will be liquidated into SBU (the "Liquidation"); (iii) SBU and The Herkimer County Trust Company ("Herkimer Bank") will effect a purchase and assumption transaction in which all or substantially all of Herkimer Bank's non-municipal finance activities will be transferred to SBU; and (iv) Herkimer Bank's organization certificate will be amended to limit its activities to those municipal banking activities contemplated by Section 2(a)(E) of the Bank Holding Company Act of 1956, as amended (the "BHCA") (the "Purchase and Assumption," and together with the Merger and the Liquidation, the "Business Combination");

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Business Combination and also to prescribe certain conditions to the Business Combination;

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
THE MERGER

1.1 The Merger.

Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.2 hereof), Merger Sub shall merge into Herkimer, with Herkimer being the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger. Upon consummation of the Merger, the corporate existence of Merger Sub shall cease and the Surviving Corporation shall continue to exist as a Delaware corporation and a wholly owned subsidiary of SBU.

1.2 Effective Time.

The Merger shall become effective on the Closing Date (as defined in Section 9.1 hereof), as set forth in the certificate of merger (the "Certificate of Merger") in the form attached as Exhibit B hereto which shall be filed with the Secretary of State of the State of Delaware on the Closing Date. The term "Effective Time" shall be the date and time when the Merger becomes effective on the Closing Date, as set forth in the Certificate of Merger.

1.3 Effects of the Merger.

At and after the Effective Time, the Merger shall have the effects set forth in Sections 259 and 261 of the DGCL.

1.4 Conversion of Herkimer Common Stock.

    At the Effective Time, subject to Sections 1.4(b) and 2.2(c) hereof, each share of Herkimer common stock, par value $1.00 per share ("Herkimer Common Stock") issued and outstanding prior to the Effective Time (excluding shares held by stockholders who perfect their dissenters' rights of appraisal as provided in Section 1.4(d) hereof) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into the right to receive an amount of cash that results from dividing (i) $64,000,000 by (ii) the number of shares of Herkimer Common Stock issued and outstanding immediately prior to the Effective Time (the "Merger Consideration"), without interest and subject to adjustment as provided elsewhere herein.

    Upon the Effective Time, all of the shares of Herkimer Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of Herkimer Common Stock shall thereafter represent the right to receive the Merger Consideration. Certificates previously representing shares of Herkimer Common Stock shall be exchanged for cash upon the surrender of such Certificates in accordance with Section 2.2 hereof, without any interest thereon. If prior to the Effective Time Herkimer should split or combine its common stock, or pay a dividend or other distribution in such common stock, then the Merger Consideration shall be appropriately adjusted to reflect such split, combination, dividend or distribution.

    At the Effective Time, all shares of Herkimer Common Stock that are owned by Herkimer as treasury stock and all shares of Herkimer Common Stock that are owned directly or indirectly by Partners Trust or Herkimer or any of their respective Subsidiaries (other than shares of Herkimer Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of Partners Trust Common Stock which are similarly held, whether held directly or indirectly by Partners Trust or Herkimer, as the case may be, being referred to herein as "Trust Account Shares") and other than any shares of Herkimer Common Stock held by Partners Trust or Herkimer or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of Herkimer Common Stock, and shares of Partners Trust Common Stock which are similarly held, whether held directly or indirectly by Partners Trust or Herkimer being referred to herein as "DPC Shares")) shall be canceled and shall cease to exist and no cash or other consideration shall be delivered in exchange therefor. All shares of Partners Trust Common Stock that are owned by Herkimer or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Partners Trust.

    Any holder of shares of Herkimer Common Stock who perfects such holder's dissenters' rights in accordance with and as contemplated by Section 262 of the DGCL shall be entitled to receive such payments as may be determined pursuant to such provision of Law; provided that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the DGCL. In the event that after the Effective Time a dissenting stockholder of Herkimer fails to perfect or effectively withdraws or loses such holder's rights to appraisal and of payment of such holder's shares of Herkimer Common Stock, the Surviving Corporation shall issue and deliver the consideration to which such holder of shares of Herkimer Common Stock is entitled under this Section 1.4 (without interest) upon surrender of such holder's Certificate or Certificates.

1.5 Certificate of Incorporation.

At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated so as to read in its entirety like the Certificate of Incorporation of Merger Sub with Article I of the Certificate of Incorporation amended to read as follows: "The name of the corporation is Herkimer Trust Corporation, Inc."

1.6 Bylaws.

At the Effective Time, the Bylaws of the Surviving Corporation shall be amended and restated so as to read like the Bylaws of Merger Sub.

1.7 Directors and Officers.

At the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation. As of the Effective Time, Partners Trust shall amend its bylaws to increase the size of its Board of Directors by one member, and thereupon appoint R.W. Burrows ("Mr. Burrows"), the Chairman and Chief Executive Officer of Herkimer, to serve as an additional member of the Board of Partners Trust in the class of directors whose terms expires at the 2004 annual meeting of stockholders; provided however, that Partners Trust shall have no obligation to appoint Mr. Burrows if he is not a member of the Herkimer Board of Directors immediately prior to closing. Partners Trust also shall cause SBU to amend its bylaws to increase the size of its Board of Directors by one member, and thereupon appoint Mr. Burrows, to serve as an additional member (the "New Member") of the Board of Directors of SBU; provided, however, that SBU shall have no obligation to appoint the New Member to serve on SBU's Board if such person is not a member of the Herkimer Board of Directors immediately prior to closing.

1.8 Modification of Structure

Notwithstanding any provision of this Agreement to the contrary, Partners Trust and SBU, with the prior written consent of Herkimer, which consent shall not be unreasonably withheld or delayed, may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby so long as (i) there are no material adverse federal income tax consequences to the stockholders of Herkimer as a result of such modification; (ii) the consideration to be paid to holders of Herkimer Common Stock under this Agreement is not thereby changed in kind or reduced in amount solely because of such modification; and (iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals or impair or prevent the satisfaction of any conditions precedent to the Merger described in Article VII hereof.

ARTICLE II
EXCHANGE Procedures

2.1 SBU to Make Funds Available.

At or prior to the Effective Time, SBU shall deposit, or shall cause to be deposited, with Partners Trust's transfer agent, Registrar and Transfer Company, or such other bank, trust company or transfer agent as SBU may select (the "Exchange Agent"), for the benefit of the holders of Certificates, cash sufficient in the aggregate for the Exchange Agent to make full payment of the Merger Consideration pursuant to Section 1.4 (the "Exchange Fund"). There shall be a written agreement between Partners Trust and the Exchange Agent in which the Exchange Agent expressly undertakes the obligation to pay the Merger Consideration as provided herein. Herkimer shall have the right to review the agreement with the Exchange Agent prior to it being finalized.

2.2 Exchange.

    As soon as practicable, but no more than two business days after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration pursuant to this Agreement. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive promptly in exchange therefor a check representing the amount of cash to which such holder shall have become entitled pursuant to the provisions of Article I hereof, and the Certificate so surrendered shall forthwith be canceled. No interest will accrue or be paid to the holder of any outstanding shares of Herkimer Common Stock.

    As of the Effective Time, there shall be no transfers on the stock transfer books of Herkimer of the shares of Herkimer Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration as provided in this Article II.

    Any portion of the Exchange Fund that remains unclaimed by the shareholders of Herkimer six months after the Effective Time may be returned to SBU. After such funds have been returned to SBU, any shareholders of Herkimer who have not theretofore complied with this Article II shall thereafter look only to SBU for payment of the Merger Consideration deliverable in respect of each share of Herkimer Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of SBU, Partners Trust, Merger Sub, Herkimer, the Exchange Agent or any other person shall be liable to any former holder of shares of Herkimer Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by SBU, the posting by such person of a bond in such amount as SBU may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate a check representing the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF Herkimer

Herkimer, on behalf of itself and its Subsidiaries, hereby makes the following representations and warranties to Partners Trust, SBU and Merger Sub as set forth in this Article III, subject to the exceptions disclosed in writing in the disclosure schedules of Herkimer, which disclosure schedules shall be cross-referenced to the specific sections and subsections of this Agreement and delivered herewith (the "Herkimer Disclosure Schedule"), each of which representations and warranties are being relied upon by Partners Trust, SBU and Merger Sub as a material inducement to enter into and perform this Agreement.

3.1 Corporate Organization.

  Herkimer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Herkimer has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of any business conducted by it or the character or location of any properties or assets owned or leased by it makes such licensing or qualification necessary. Herkimer is duly registered as a bank holding company with the Board of Governors of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended ("BHCA"). The Certificate of Incorporation and Bylaws of Herkimer, copies of which are attached at Section 3.1(a) of the Herkimer Disclosure Schedule, are true, correct and complete copies of such documents as in effect as of the date of this Agreement. Herkimer Bank is the only Subsidiary of Herkimer, that qualifies as a "Significant Subsidiary" as such term is defined in Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC").

  Herkimer Bank is a New York-chartered commercial bank and trust company duly organized and validly existing and in good standing under the laws of the State of New York. The deposit accounts of Herkimer Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Bank Insurance Fund (the "BIF") to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by Herkimer Bank. Herkimer Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of any business conducted by it or the character or the location of any properties or assets owned or leased by it makes such licensing or qualification necessary. The Organization Certificate and Bylaws of Herkimer Bank, copies of which are attached at Section 3.1(b) of the Herkimer Disclosure Schedule, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

3.2 Capitalization.

    The authorized capital stock of Herkimer consists of 2,200,000 shares of Herkimer capital stock, of which 2,000,000 shares are designated as Herkimer Common Stock and of which 200,000 are designated as preferred stock, par value $1.00 per share ("Herkimer Preferred Stock"). As of the date hereof, there are (x) 3,447 shares of Herkimer Common Stock issued and outstanding and 154 shares of Herkimer Common Stock held in Herkimer's treasury, (y) no shares of Herkimer Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise and (z) no shares of Herkimer Preferred Stock are issued and outstanding, held in Herkimer's treasury or reserved for issuance upon exercise of outstanding stock options or otherwise. All of the issued and outstanding shares of Herkimer Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Herkimer does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Herkimer Common Stock or Herkimer Preferred Stock or any other equity security of Herkimer or any securities representing the right to purchase or otherwise receive any shares of Herkimer Common Stock or any other equity security of Herkimer.

    Section 3.2(b) of the Herkimer Disclosure Schedule sets forth a true, correct and complete list of all direct or indirect Subsidiaries (as defined in Section 9.13 hereof) of Herkimer as of the date of this Agreement. Herkimer owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of its Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

3.3 Authority; No Violation.

    Herkimer has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of shareholder approval and the required regulatory approvals specified herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Herkimer. The Board of Directors of Herkimer has directed that this Agreement and the transactions contemplated hereby be submitted to Herkimer's shareholders for approval at a special meeting of such shareholders by the requisite vote of Herkimer's shareholders, and no other corporate proceedings on the part of Herkimer (except for matters related to setting the date, time, place and record date for the special meeting) are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Herkimer and (assuming due authorization, execution and delivery by Partners Trust of this Agreement) will constitute valid and binding obligations of Herkimer, enforceable against Herkimer in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

    Neither the execution and delivery of this Agreement by Herkimer, nor the consummation by Herkimer, of the transactions contemplated hereby, nor compliance by Herkimer with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Herkimer and each of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 3.4 hereof are duly obtained, (x) violate any Laws (as defined in Section 9.13) applicable to Herkimer and each of its Subsidiaries, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Herkimer and each of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Herkimer and each of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

3.4 Consents and Approvals.

(a) Except for (i) the filing of applications, notices or waiver requests, as applicable, (1) with respect to the Merger, with the Office of Thrift Supervision ("OTS") under the Home Owners' Loan Act, as amended ("HOLA") and OTS regulations thereunder, with the Board of Governors of the Federal Reserve System ("FRB") under the BHCA and FRB regulations thereunder, and with the Superintendent of Banks of the New York State Banking Deparment ("NYSBD") under the New York Banking Law and regulations thereunder and (2) with respect to the Purchase and Assumption, with the OTS under the Bank Merger Act and OTS regulations (including with respect to SBU obtaining trust powers), and the receipt of approvals thereof, the making of no objections thereto or expiration of the time for such objections, and the receipt of waivers thereof, as appropriate, and with the NYSBD under the New York Banking Law, (ii) the approval of this Agreement by the requisite vote of the shareholders of Herkimer, (iii) the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to the DGCL, and (iv) such filings, authorizations or approvals as may be set forth in Section 3.4 of the Herkimer Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity"), or with any third party are necessary in connection with (x) the execution and delivery by Herkimer of this Agreement and (y) the consummation by Herkimer of the Merger and the consummation by Herkimer Bank of the Purchase and Assumption and the other transactions contemplated hereby, except in each case for such consents, approvals or filings the failure of which to be obtained will not have a Material Adverse Effect on the ability of Partners Trust to consummate the transactions contemplated hereby.

(b) Herkimer hereby represents to Partners Trust that it has no knowledge of any reason why approval or effectiveness of any of the applications, notices, filings or waivers thereof referred to in Section 3.4(a) cannot be obtained or granted on a timely basis.

3.5 Loan Portfolio; Reports.

    As of July 31, 2002 and thereafter through and including the date of this Agreement, none of Herkimer, nor any of its Subsidiaries is a party to any written or oral loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), with any director, officer or five percent or greater shareholder of Herkimer or any of its Subsidiaries, or any Affiliated Person (as defined in Section 9.13) of the foregoing.

    Herkimer and Herkimer Bank have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since July 31, 2002 with (i) the Federal Reserve Board; (ii) the FDIC, (iii) the NYSBD and any other state banking commissions or any other state regulatory authority (each a "State Regulator"), and (iv) any other self-regulatory organization ("SRO") (collectively "Regulatory Agencies"). Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Herkimer and its Subsidiaries, no Governmental Entity is conducting, or has conducted, any proceeding or investigation into the business or operations of Herkimer or any of its Subsidiaries since July 31, 2002.

3.6 Financial Statements; Books and Records.

Attached at Section 3.6 of the Herkimer Disclosure Schedule are true, correct and complete copies of (i) the consolidated balance sheets of Herkimer and its Subsidiaries as of December 31 for the fiscal years 2001 and 2000 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 2000 and 2001, inclusive, in each case accompanied by the audit report of KPMG LLP, independent public accountants with respect to Herkimer, (ii) the interim financial statements of Herkimer as of and for the periods ended March 31, 2002 and June 30, 2002 and (iii) the call reports of Herkimer Bank as of December 31, 2001 and as of March 31, 2002 and June 30, 2002. The financial statements referred to in this Section 3.6 (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 6.6 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial condition of Herkimer and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.6 hereof will be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved ("GAAP"), except in each case as indicated in such statements or in the notes thereto. The books and records of Herkimer and Herkimer Bank have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Also attached at Section 3.6 of the Herkimer Disclosure Schedule is a list of all assets held by Herkimer on an unconsolidated basis, other than the stock of Herkimer Bank.

3.7 Broker's Fees.

Neither Herkimer nor any Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except that Herkimer has engaged, and will pay a fee or commission to (i) CIBC World Markets Corp. ("CIBC") in accordance with the terms of a letter agreement between CIBC and Herkimer, dated October 3, 2000, as amended on April 3, 2002 and (ii) Austin Associates, LLC ("Austin Associates") in accordance with the terms of a letter agreement between Herkimer, Mr. Burrows and Austin Associates, dated September 28, 2001, a true, complete and correct copy of which is attached at Section 3.7 of the Herkimer Disclosure Schedule.

3.8 Absence of Certain Changes or Events.

    Since December 31, 2001 (i) neither Herkimer nor any of its Subsidiaries has incurred any material liability, except as contemplated by the Agreement or in the ordinary course of their business consistent with their past practices, and (ii) no event has occurred which has had, or is likely to have, individually or in the aggregate, a Material Adverse Effect (as defined in Section 9.13) on Herkimer

    Since December 31, 2001 Herkimer and its Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their past practices.

3.9 Legal Proceedings.

    Neither Herkimer nor any of its Subsidiaries is a party to any, and there are no pending or to the knowledge of Herkimer, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Herkimer or any of its Subsidiaries in which, to the knowledge of Herkimer, there is a reasonable probability of any material recovery against or other material effect upon Herkimer or any of its Subsidiaries or which challenge the validity or propriety of the transactions contemplated by this Agreement.

    There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Herkimer, any of its Subsidiaries or the assets of Herkimer or any of its Subsidiaries.

3.10 Taxes and Tax Returns.

    Each of Herkimer and its Subsidiaries has duly filed all Tax Returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provision on the financial statements referred to in Sections 3.6 and 6.6 hereof in accordance with GAAP for the payment of all material Taxes which have been incurred or are due or claimed to be due from it by Taxing Authorities on or prior to the date hereof other than Taxes (a) which (x) are not yet delinquent or (y) are being contested in good faith and set forth in Section 3.10 of the Herkimer Disclosure Schedule and (b) which have not been finally determined. All liability with respect to the Tax Returns of Herkimer and its Subsidiaries has been satisfied for all years to and including 2000. The Internal Revenue Service ("IRS") has not notified Herkimer of, or otherwise asserted, that there are any material deficiencies with respect to the federal income Tax Returns of Herkimer. There are no material disputes pending, or claims asserted for, Taxes or assessments upon Herkimer or any of its Subsidiaries. In addition, Tax Returns which are accurate and complete in all material respects have been filed by Herkimer and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes and the amounts shown on such Tax Returns to be due and payable have been paid in full or adequate provision therefor in accordance with GAAP has been included by Herkimer in the financial statements referred to in Sections 3.6 and 6.7 hereto. The unpaid Taxes of Herkimer (i) did not, as of the date of any financial statement referred to in Sections 3.6 and 6.6 hereto, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of such financial statements (other than the notes thereto) and (ii) will not exceed such reserve as adjusted for the passage of time though the Closing Date in accordance with past custom and practice of Herkimer in filing its Tax Returns. The reserve for taxes will not be less than the amount shown on the December 31, 2001 financial statements plus the GAAP reserve for fiscal year 2002 taxes, determined without regard to the existence of the reserve on the consolidated balance sheet of Herkimer as of December 31, 2001. All Herkimer Tax Returns have been examined by the relevant Taxing Authorities, or closed without audit by applicable statutes of limitations, and all deficiencies proposed as a result of such examinations have been paid or settled, for all periods before and including the taxable year ended 1997. Neither Herkimer nor any of its Subsidiaries has been asked to consent to or consented to any currently effective waiver or extension of any statute of limitations with respect to any Tax. Neither Herkimer nor any Subsidiary has made an election under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code" or "IRC"). Herkimer has provided or made available to Partners Trust complete and correct copies of its Tax Returns and all material correspondence and documents, if any, relating directly or indirectly to taxes for each taxable year or other relevant period as to which the applicable statute of limitations has not run on the date hereof. For this purpose, "correspondence and documents" include, without limitation, amended Tax Returns, claims for refunds, notices from Taxing Authorities of proposed changes or adjustments to Taxes or Tax Returns, consents to assessment or collection of Taxes, acceptances of proposed adjustments, closing agreements, rulings and determination letters and requests therefor, and all other written communications to or from Taxing Authorities relating to any material Tax liability of Herkimer or any Subsidiary. Herkimer is not a "foreign person" as that term is used in Section 1.1445-2 of the Treasury Regulations promulgated under the IRC. Herkimer is not a "United States real property holding corporation" within meaning of Section 897 of the IRC and was not a "United States real property holding corporation" on any "determination date" (as defined in Section 1.897-2(c) of such Regulations) that occurred during any relevant period.

    For purposes of this Agreement:

"Tax" means any tax (including any income tax, capital gains tax, payroll, employment or withholding tax, value-added tax, franchise tax, sales or use tax, property tax, net worth tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Taxing Authority or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

"Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Taxing Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any law, regulation or other legal requirement relating to any Tax.

"Taxing Authority" means any:

    nation, state, county, city, town, village, district, or other jurisdiction of any nature;

    federal, state, local, municipal, foreign, or other government;

    governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

    multi-national organization or body; or

    body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

3.11 Employee Plans.

    For purposes of this Section 3.11, references to Herkimer shall include Herkimer and its Subsidiaries and any other entity which together with Herkimer would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Code Section 414(b), (c) or (m). Section 3.11(a) of the Herkimer Disclosure Schedule sets forth a true and complete list of each employee benefit plan (within the meaning of Section 3(3) of ERISA), and each other plan, arrangement or agreement relating to deferred compensation, fringe benefits, flexible spending or other benefits of any current or former employee, that is maintained or contributed to as of the date of this Agreement, or that has within the last five years been maintained or contributed to, by Herkimer or under which Herkimer has any liability (collectively, the "Plans").

    Herkimer has heretofore delivered or made available to Partners Trust true, correct and complete copies of each of the Plans and all related documents, including but not limited to (i) the actuarial report for such Plan (if applicable) for each of the last five years, (ii) the most recent determination letter from the IRS (if applicable) for such Plan, (iii) the current summary plan description and any summaries of material modification, (iv) all annual reports (Form 5500 series) for each Plan filed for the preceding five plan years, (v) all agreements with fiduciaries and service providers relating to the Plan, and (vi) all substantive correspondence relating to any such Plan addressed to or received from the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency.

    Except as set forth at Section 3.11(c) of the Herkimer Disclosure Schedule, (i) each of the Plans has been operated and administered in all material respects in compliance with its terms and applicable Laws, including but not limited to ERISA and the Code, (ii) each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, any trust created pursuant to any such Plan is exempt from federal income tax under Section 501(a) of the Code, each such Plan has received from the Internal Revenue Service a favorable determination letter to such effect upon which Herkimer is entitled to rely as to such matters and which is currently applicable, and Herkimer is not aware of any circumstance or event which would jeopardize the tax-qualified status of any such Plan or the tax-exempt status of any related trust, or which would cause the imposition of any liability, penalty or tax under ERISA or the Code with respect to any Plan, (iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (iv) no Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of Herkimer beyond their retirement or other termination of service, other than (w) coverage mandated by applicable Law, (x) death benefits or retirement benefits under a Plan that is an "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits under a Plan that are accrued as liabilities on the books of Herkimer, or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by Herkimer that has not been satisfied in full, and no condition exists that presents a material risk of Herkimer incurring a material liability thereunder, (vi) no Plan is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, (vii) all contributions or other amounts payable by Herkimer as of the Effective Time with respect to each Plan and all other liabilities of each such entity with respect to each Plan, in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting practices and Section 412 of the Code, (viii)  Herkimer has not engaged in a transaction in connection with which Herkimer could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (ix) there are no pending, or to the knowledge of Herkimer, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the plans or any trusts related thereto, and (x) all Plans could be terminated as of the Effective Time without material liability in excess of the amount accrued with respect to such Plan in the financial statements referred to in Sections 3.6 and 6.6 hereto; (xi) no Plan, program, agreement or other arrangement, either individually or collectively, provides for any payment by Herkimer that would not be deductible under Code Sections 162(a)(1), 162(m) or 404 or that would constitute a "parachute payment" within the meaning of Code Section 280G after giving effect to the transactions contemplated by this Agreement nor would the transactions contemplated by this Agreement accelerate the time of payment or vesting, or increase the amount of compensation due to any employee; (xii) no "accumulated funding deficiency" as defined in Section 302(a)(2) of ERISA or Section 412 of the Code, whether or not waived, and no "unfunded current liability" as determined under Section 412(l) of the Code exists with respect to any Plan; and (xiii) no Plan has experienced a "reportable event" (as such term is defined in Section 4043(b) of ERISA) that is not subject to an administrative or statutory waiver from the reporting requirement; (xiv) all reports and information required to be filed with the Department of Labor, IRS and Pension Benefit Guaranty Corporation or provided to plan participants and their beneficiaries with respect to each Plan have been filed or provided, as applicable, and all annual reports (including Form 5500 series) of such Plans were certified without qualification by each Plan's accountants and actuaries; and (xv) any bond required under ERISA with respect to any Plan has been obtained and is in full force and effect and no funds held by or under the control of Herkimer are plan assets of any Plan.

3.12 Certain Contracts.

    Neither Herkimer nor any of its Subsidiaries is a party to or bound by any contract, arrangement or commitment (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Partners Trust, Herkimer, or any of their respective Subsidiaries to any director, officer or employee thereof, (iii) which materially restricts the conduct of any line of business by Herkimer or any of its Subsidiaries, (iv) with or to a labor union or guild (including any collective bargaining agreement) or (v) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (including as to this clause (v), any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan). There are no employment, consulting and deferred compensation agreements to which Herkimer or any of its Subsidiaries is a party. Section 3.12(a) of the Herkimer Disclosure Schedule sets forth a list of all material contracts (as defined in Item 601(b)(10) of Regulation S-K) of Herkimer and its Subsidiaries. Each contract, arrangement or commitment of the type described in this Section 3.12(a), whether or not set forth in Section 3.12(a) of the Herkimer Disclosure Schedule, is referred to herein as a "Herkimer Contract," and neither Herkimer nor any of its Subsidiaries has received notice of, nor do any executive officers of such entities know of, any violation of any Herkimer Contract.

    (i) Each Herkimer Contract is valid and binding and in full force and effect, (ii) Herkimer and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Herkimer Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of Herkimer or any of its Subsidiaries under any such Herkimer Contract.

3.13 Agreements with Regulatory Agencies.

Neither Herkimer nor any Subsidiary is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or has adopted any board resolutions at the request of (each, whether or not set forth on Section 3.13 of the Herkimer Disclosure Schedule, a "Regulatory Agreement"), any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Herkimer or any Subsidiary been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

3.14 Environmental Matters.

    Each of Herkimer and the Subsidiaries is in compliance with all applicable federal and state laws and regulations relating to pollution or protection of the environment (including without limitation, laws and regulations relating to emissions, discharges, releases and threatened releases of Hazardous Materials (as hereinafter defined), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

    There is no suit, claim, action, proceeding, investigation or notice pending or, to the knowledge of Herkimer, threatened (or past or present actions or events that could form the basis of any such suit, claim, action, proceeding, investigation or notice), in which Herkimer or any Subsidiary has been or, with respect to threatened suits, claims, actions, proceedings, investigations or notices may be, named as a defendant (x) for alleged material noncompliance (including by any predecessor), with any environmental law, rule or regulation or (y) relating to any material release or threatened release into the environment of any Hazardous Material, occurring at or on a site owned, leased or operated by Herkimer or any Subsidiary, or to the knowledge of Herkimer, relating to any material release or threatened release into the environment of any Hazardous Material, occurring at or on a site not owned, leased or operated by Herkimer or any Subsidiary;

    During the period of Herkimer's or any Subsidiary's ownership or operation of any of its properties, there has not been any material release of Hazardous Materials in, on, under or affecting any such property.

    To the knowledge of Herkimer, neither Herkimer nor any Subsidiary has made or participated in any loan to any person who is subject to any suit, claim, action, proceeding, investigation or notice, pending or threatened, with respect to (i) any alleged material noncompliance as to any property securing such loan with any environmental law, rule or regulation, or (ii) the release or the threatened release into the environment of any Hazardous Material at a site owned, leased or operated by such person on any property securing such loan.

    For purposes of this section 3.14, the term "Hazardous Material" means any hazardous waste, petroleum product, polychlorinated biphenyl, chemical, pollutant, contaminant, pesticide, radioactive substance, or other toxic material, or other material or substance (in each such case, other than small quantities of such substances in retail containers) regulated under any applicable environmental or public health statute, law, ordinance, rule or regulation.

3.15 Reserves for Losses.

All reserves or other allowances for possible losses reflected in Herkimer's most recent financial statements referred to in Section 3.6 complied with all Laws and GAAP. Neither Herkimer nor Herkimer Bank has been notified by the FDIC, the FRB, the NYSBD or Herkimer's independent auditor, in writing or otherwise, that such reserves are inadequate or that the practices and policies of Herkimer or Herkimer Bank in establishing such reserves and in accounting for delinquent and classified assets generally fail to comply with applicable accounting or regulatory requirements, or that the FDIC, the FRB, the NYSBD or Herkimer's independent auditor believes such reserves to be inadequate or inconsistent with the historical loss experience of Herkimer or Herkimer Bank. Herkimer has previously furnished Partners Trust with a complete list of all extensions of credit and other real estate owned ("REO") that have been classified by any bank or trust examiner (regulatory or internal) as other loans specially mentioned, special mention, substandard, doubtful, loss, classified or criticized, credit risk assets, concerned loans or words of similar import. Herkimer agrees to update such list no less frequently than monthly after the date of this Agreement until the earlier of the Closing Date or the date that this Agreement is terminated in accordance with Section 8.1. All REO held by Herkimer or Herkimer Bank is being carried net of reserves at the lower of cost or net realizable value.

3.16 Properties and Assets.

Section 3.16 of the Herkimer Disclosure Schedule lists (i) all real property owned by Herkimer and each Subsidiary; (ii) each real property lease, sublease or installment purchase arrangement to which Herkimer or any Subsidiary is a party; (iii) a description of each contract for the purchase, sale, or development of real estate to which Herkimer or any Subsidiary is a party; and (iv) all items of Herkimer's or any Subsidiary's tangible personal property and equipment with a book value of $25,000 or more or having any annual lease payment of $10,000 or more. Except for (a) items reflected in Herkimer's consolidated financial statements as of December 31, 2001 referred to in Section 3.6 hereof, (b) exceptions to title that do not interfere materially with Herkimer's or any Subsidiary's use and enjoyment of owned or leased real property (other than REO), (c) liens for current real estate taxes not yet delinquent, or being contested in good faith, properly reserved against (and reflected on the financial statements referred to in Section 3.6 above), and (d) items listed in Section 3.16 of the Herkimer Disclosure Schedule, Herkimer and each Subsidiary have good and, as to owned real property, marketable and insurable title to all their properties and assets, free and clear of all liens, claims, charges and other encumbrances. Herkimer and each Subsidiary, as lessees, have the right under valid and subsisting leases to occupy, use and possess all property leased by them, and neither Herkimer nor any Subsidiary has experienced any material uninsured damage or destruction with respect to such properties since December 31, 2001. All properties and assets used by Herkimer and each Subsidiary are in good operating condition and repair suitable for the purposes for which they are currently utilized and comply in all material respects with all Laws relating thereto now in effect or scheduled to come into effect. Herkimer and each Subsidiary enjoy peaceful and undisturbed possession under all leases for the use of all property under which they are the lessees, and all leases to which Herkimer or any Subsidiary is a party are valid and binding obligations in accordance with the terms thereof. Neither Herkimer nor any Subsidiary is in material default with respect to any such lease, and there has occurred no default by Herkimer or any Subsidiary or event which with the lapse of time or the giving of notice, or both, would constitute a material default under any such lease. There are no Laws, conditions of record, or other impediments which interfere with the intended use by Herkimer or any Subsidiary of any of the property owned, leased, or occupied by them. No real property leases or agreements to which Herkimer or any Subsidiary is a party will require any consent as a result of the transactions contemplated hereby.

3.17 Insurance.

Section 3.17 of the Herkimer Disclosure Schedule contains a true, correct and complete list of all insurance policies and bonds maintained by Herkimer and any Subsidiary, including the name of the insurer, the policy number, the type of policy and any applicable deductibles, and all such insurance policies and bonds (or other insurance policies and bonds that have, from time to time, in respect of the nature of the risks insured against and amount of coverage provided, been substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engage in businesses substantially similar to that of Herkimer and any Subsidiary) are in full force and effect and have been in full force and effect since their respective dates of inception. As of the date hereof, neither Herkimer nor any Subsidiary has received any notice of cancellation or amendment of any such policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion. The existing insurance carried by Herkimer and Subsidiaries is and will continue to be, in respect of the nature of the risks insured against and the amount of coverage provided, substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engage in businesses substantially similar to that of Herkimer and its Subsidiaries, and is sufficient for compliance by Herkimer and its Subsidiaries with all requirements of Law and agreements to which Herkimer or any of its Subsidiaries is subject or is party. True, correct and complete copies of all such policies and bonds reflected at Section 3.17 of the Herkimer Disclosure Schedule, as in effect on the date hereof, have been delivered to Partners Trust.

3.18 Compliance with Applicable Laws.

Each of Herkimer and any Subsidiary has complied in all material respects with all Laws applicable to it or to the operation of its business. Neither Herkimer nor any Subsidiary has received any notice of any material alleged or threatened claim, violation, or liability under any such Laws that has not heretofore been cured and for which there is no remaining liability.

3.19 Loans and Investment Securities.

As of the date hereof:

  All loans owned by Herkimer or any Subsidiary, or in which Herkimer or any Subsidiary has an interest, comply in all material respects with all Laws, including, but not limited to, applicable usury statutes, underwriting and recordkeeping requirements and the Truth in Lending Act, the Equal Credit Opportunity Act, and the Real Estate Settlement Procedures Act, and other applicable consumer protection statutes and the regulations thereunder.

  All loans owned by Herkimer or any Subsidiary, or in which Herkimer or any Subsidiary has an interest, have been made or acquired by Herkimer in accordance with board of director-approved loan policies and, as of the date hereof, all of such loans are collectible, except to the extent reserves have been made against such loans in Herkimer's consolidated financial statements at June 30, 2002 referred to in Section 3.6 hereof. Each of Herkimer and each Subsidiary holds mortgages contained in its loan portfolio for its own benefit to the extent of its interest shown therein; such mortgages evidence liens having the priority indicated by the terms of such mortgages, including the associated loan documents, subject, as of the date of recordation or filing of applicable security instruments, only to such exceptions as are discussed in attorneys' opinions regarding title or in title insurance policies in the mortgage files relating to the loans secured by real property or are not material as to the collectibility of such loans; and all loans owned by Herkimer and each Subsidiary are with full recourse to the borrowers, and each of Herkimer and any Subsidiary has taken no action which would result in a waiver or negation of any rights or remedies available against the borrower or guarantor, if any, on any loan. All applicable remedies against all borrowers and guarantors are enforceable except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and except as may be limited by the exercise of judicial discretion in applying principles of equity. All loans purchased or originated by Herkimer or any Subsidiary and subsequently sold by Herkimer or any Subsidiary have been sold without recourse to Herkimer or any Subsidiary and without any liability under any yield maintenance or similar obligation. True, correct and complete copies of loan delinquency reports as of July 31, 2002 prepared by Herkimer and each Subsidiary, which reports include all loans delinquent or otherwise in default, have been furnished to Partners Trust. True, correct and complete copies of the currently effective lending policies and practices of Herkimer and each Subsidiary also have been furnished to Partners Trust.

  Each outstanding loan participation sold by Herkimer or any Subsidiary was sold with the risk of non-payment of all or any portion of that underlying loan to be shared by each participant (including Herkimer or any Subsidiary) proportionately to the share of such loan represented by such participation without any recourse of such other lender or participant to Herkimer or any Subsidiary for payment or repurchase of the amount of such loan represented by the participation or liability under any yield maintenance or similar obligation. Herkimer and any Subsidiary have properly fulfilled in all material respects its contractual responsibilities and duties in any loan in which it acts as the lead lender or servicer and has complied in all material respects with its duties as required under applicable regulatory requirements.

  Herkimer and each Subsidiary have properly perfected or caused to be properly perfected all security interests, liens, or other interests in any collateral securing any loans made by it.

  Section 3.19(e) of the Herkimer Disclosure Schedule sets forth a list of all loans or other extensions of credit to all directors, officers and employees, and any other person covered by Regulation O of the FRB.

  Section 3.19(f) of the Herkimer Disclosure Schedule sets forth a list of all investments in any equity or other securities held by Herkimer or any Subsidiary.

3.20 Affiliates.

Each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act")) of Herkimer is listed at Section 3.20 of the Herkimer Disclosure Schedule, and except as indicated thereon each such person has delivered to Partners Trust, concurrently with the execution of this Agreement, a stockholder agreement in the form of Exhibit B hereto (the "Herkimer Stockholder Agreement").

3.21 Ownership of Partners Trust Common Stock.

Neither Herkimer nor any of its directors, executive officers, or affiliates (as used above in Section 3.20) (i) beneficially own, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of outstanding capital stock of Partners Trust (other than those agreements, arrangements or understandings specifically contemplated hereby).

3.22 Fairness Opinion.

Herkimer has received an opinion from CIBC to the effect that, in its opinion, the consideration to be paid to shareholders of Herkimer hereunder is fair to such shareholders from a financial point of view (the "Fairness Opinion").

3.23 Herkimer Information.

The information relating to Herkimer and its Subsidiaries provided by Herkimer herein do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. The Herkimer notice of the Special Meeting (as defined in section 6.3 hereof) (except for the portions thereof relating solely to Partners Trust or any of its Subsidiaries, as to which Herkimer makes no representation or warranty) will comply in all material respects with the provisions of the DGCL.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF Partners Trust AND SBU

Partners Trust and SBU, hereby make the following representations and warranties to Herkimer as set forth in this Article IV, each of which is being relied upon by Herkimer as a material inducement to enter into and perform this Agreement.

4.1 Corporate Organization.

    Partners Trust is a federal corporation duly organized, validly existing and in good standing under the federal law. Partners Trust has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. Partners Trust is duly registered as a savings and loan holding company with the Office of Thrift Supervision.

    SBU Bank is a federally chartered savings bank duly organized and validly existing and in good standing under the laws of the United States. The deposit accounts of SBU are insured to the applicable limits by the FDIC though the BIF to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by SBU. SBU has the corporate power and authority to own or lease all of its properties and assets and to carry on business as is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

    Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub will not engage in any business other than in connection with the transactions contemplated by this Agreement and Merger Sub has no material obligations or liabilities other than its obligations hereunder.

4.2 Authority; No Violation.

    Partners Trust has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, subject to receipt of the required regulatory approvals specified herein, and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Partners Trust. No other corporate proceedings on the part of Partners Trust are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Partners Trust and (assuming due authorization, execution and delivery by Herkimer) will constitute valid and binding obligations of Partners Trust, enforceable against Partners Trust in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar law affecting creditors' rights and remedies generally.

    SBU has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the required regulatory approvals specified herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of SBU and by Partners Trust as the sole shareholder of SBU. All corporate proceedings on the part of SBU necessary to consummate the transactions contemplated hereby have been taken. This Agreement, upon execution and delivery by SBU, will be duly and validly executed and delivered by SBU and will (assuming due authorization, execution and delivery by Herkimer) constitute a valid and binding obligation of SBU, enforceable against SBU in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

    Neither the execution and delivery of this Agreement by Partners Trust or SBU, nor the consummation by Partners Trust or SBU, of the transactions contemplated hereby, nor compliance by Partners Trust or SBU with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Partners Trust or the Charter or Bylaws of SBU, as the case may be, or (ii) assuming that the consents and approvals referred to in Section 4.3 are duly obtained, (x) violate any Laws applicable to Partners Trust, SBU or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Partners Trust or SBU under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Partners Trust or SBU is a party, or by which they or any of their respective properties or assets may be bound or affected.

    Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement by Merger Sub and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Merger Sub and by SBU as the sole stockholder of Merger Sub, and no other corporate proceedings on the part of Merger Sub are necessary to consummate the transactions so contemplated. This agreement constitutes a valid and binding obligation of Merger Sub, enforceable against it in accordance with and subject to its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar law affecting creditors' rights and remedies generally.

4.3 Regulatory Approvals.

    Except for (i) the filing of applications, notices or waiver requests, as applicable, (1) with respect to the Merger, with the OTS under HOLA and OTS regulations thereunder, with the FRB under the BHCA and FRB regulations thereunder, and with the NYSBD under the New York Banking Law and regulations thereunder and (2) with respect to the Purchase and Assumption, with the OTS under the Bank Merger Act and OTS regulations (including with respect to SBU obtaining trust powers), and the receipt of approvals thereof, the making of no objections thereto or expiration of the time for such objections, and the receipt of waivers thereof, as appropriate, and with the NYSBD under the New York Banking Law and (ii) the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to the DGCL, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by Partners Trust and SBU of this Agreement and (2) the consummation by Partners Trust and SBU of the Merger and the consummation by SBU of the Purchase and Assumption and the other transactions contemplated hereby, except for such consents, approvals or filings the failure of which to be obtained will not have a Material Adverse Effect on the ability of Herkimer to consummate the transactions contemplated thereby.

    Partners Trust and SBU hereby represent to Herkimer that they have no knowledge of any reason why approval or effectiveness of any of the applications, notices or filings referred to in Section 4.3(a) cannot be obtained or granted on a timely basis.

4.4 Adequate Resources.

As of the Closing Date, SBU will be able to meet its financial obligations under this Agreement.

4.5 Legal Proceedings.

Neither Partners Trust nor SBU is a party to any, and there are no pending or, to the knowledge of Partners Trust and SBU, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against Partners Trust or SBU, except such proceedings, claims actions or governmental investigations which in the good faith judgment of Partners Trust and SBU will not have a material adverse effect on the ability of Partners Trust and SBU to consummate the transactions contemplated hereby.

ARTICLE V
COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1 Covenants of Herkimer

During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement, or with the prior written consent of Partners Trust and SBU, Herkimer and each Subsidiary of Herkimer shall carry on their respective businesses in the ordinary course consistent with past practices and consistent with prudent banking practices. Herkimer will use its best efforts to (x) preserve its business organization and that of each Subsidiary intact, (y) keep available to itself and SBU the present services of the employees of Herkimer and each Subsidiary and (z) preserve for itself and SBU the goodwill of the customers of Herkimer and each Subsidiary and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in the Herkimer Disclosure Schedule or as otherwise contemplated by this Agreement or consented to by SBU in writing, Herkimer shall not, and shall not permit any Subsidiary to:

    declare or pay any dividends on, or make other distributions in respect of, any of its capital stock (except for the payment of the third quarterly cash dividends by Herkimer not to exceed $40.00 per share on the Herkimer Common Stock with a declaration, record and payment date generally corresponding to the third quarterly dividend paid by Herkimer during its fiscal year ended December 31, 2001); provided, further however; that Herkimer may pay its fourth quarterly cash dividend not to exceed $40.00 per share on the Herkimer Common Stock if the Closing Date shall occur after December 31, 2002;

    (i) split, combine or reclassify any shares of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (ii) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(c) hereof), any shares of the capital stock of Herkimer or any Subsidiary, or any securities convertible into or exercisable for any shares of the capital stock of Herkimer or any Subsidiary;

    issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing;

    amend its Certificate of Incorporation, Bylaws or other similar governing documents;

    directly or indirectly, and will instruct its officers, directors, employees, accountants, consultants, legal counsel, investment bankers, advisors, agents and other representatives, (collectively, "Representatives") not to, directly or indirectly, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or reasonably may be expected to lead to, any Competing Proposal (as defined in Section 9.13 hereof), or enter into or maintain discussions or negotiate with any person in furtherance of or relating to such inquiries or to obtain a Competing Proposal, or agree to or endorse any Competing Proposal, or authorize or permit any Representative of Herkimer or any of its Subsidiaries to take any such action, and Herkimer shall use its reasonable best efforts to cause the Representatives of Herkimer and the Subsidiaries not to take any such action, and Herkimer shall promptly notify Partners Trust if any such inquiries or proposals are made regarding a Competing Proposal, and Herkimer shall keep Partners Trust informed, on a current basis, of the status and terms of any such proposals; provided, however, that prior to such time as the stockholders of Herkimer shall have adopted and approved this Agreement in accordance with Delaware Law, nothing contained in this Section 5.1(e) shall prohibit the Board of Directors of Herkimer from, in connection with a Superior Competing Transaction (as defined in Section 9.13 hereof), furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide proposal to acquire Herkimer pursuant to a merger, consolidation, share exchange, business combination or other similar transaction, if, and only to the extent that, (A) the Board of Directors of Herkimer, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is required for the Board of Directors of Herkimer to comply with its fiduciary duties to stockholders imposed by Delaware Law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person, Herkimer provides written notice to Partners Trust to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person, (C) prior to furnishing such information to such person, Herkimer receives from such person an executed confidentiality agreement with terms no less favorable to Herkimer than those contained in the Confidentiality Agreement by and between Partners Trust and Herkimer, dated as of January 5, 2001 (the "Confidentiality Agreement"), and (D) Herkimer keeps Partners Trust informed, on a current basis, of the status and details of any such discussions or negotiations;

    make individual capital expenditures of $10,000, or $25,000 in the aggregate;

    enter into any new line of business;

    acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings, or in the ordinary course of business consistent with prudent banking practices;

    take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

    change its methods of accounting in effect at December 31, 2001 except as required by changes in GAAP or regulatory accounting principles as concurred to by Partners Trust's independent auditors;

    (i) except as required by applicable law or this Agreement or to maintain qualification pursuant to the Code, adopt, amend, renew or terminate any Plan or any agreement, arrangement, plan or policy between Herkimer or any Subsidiary and one or more of its current or former directors or officers, (ii) increase in any manner the compensation of any director, executive officer or other employee who is a party to a contract relating to employment or severance referenced in Section 3.12 of this Agreement, or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares), (iii) enter into, modify or renew any contract, agreement, commitment or arrangement providing for the payment to any director, executive officer or employee who is a party to a contract relating to employment or severance referenced in Section 3.12 of this Agreement of compensation or benefits, (iv) enter into, modify or renew any contract, agreement, commitment or arrangement providing for the payment to any employee who is not a director or executive officer or who is not a party to a contract relating to employment or severance referenced in Section 3.12 of this Agreement of compensation or benefits, other than normal annual cash increases in pay, consistent with past practice and not exceeding 3% of such employee's base salary or wage, (v) hire any new employee at an annual compensation in excess of $25,000, (v) pay expenses of any employees or directors for attending conventions or similar meetings which conventions or meetings are held after the date hereof, (vi) promote to a rank of vice president or more senior any employee, or (vii) pay any retention or other bonuses to any employees;

    except for short-term borrowings with a maturity of one year or less in the ordinary course of business consistent with past practices, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

    sell, purchase, enter into a lease, relocate, open or close any banking or other office, or file an application pertaining to such action with any Governmental Entity;

    make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosure, settlements in lieu of foreclosure, or troubled loan or debt restructuring, in the ordinary course of business consistent with past banking practices;

    make any new loans to, modify the terms of any existing loan to, or engage in any other transactions (other than routine banking transactions) with, any Affiliated Person of Herkimer or any Subsidiary;

    incur deposit liabilities, other than in the ordinary course of business consistent with past practices, including deposit pricing policies, and which would not change the risk profile of Herkimer Bank based on its existing deposit and lending policies;

    purchase any loans or sell, purchase or lease any real property, except for the sale of real estate that is the subject of a casualty loss or condemnation or the sale of REO on a basis consistent with past practices;

    originate (i) any loans except in accordance with existing Herkimer Bank lending policies, (ii) residential mortgage loans in excess of $100,000, (iii) any residential mortgage loans that are not immediately sold into the secondary market, which loans have repayment terms exceeding 15 years, (iv) unsecured consumer loans in excess of $5,000, (v) commercial business loans in excess of $200,000 as to any loan or $600,000 in the aggregate as to related loans or loans to related persons, (vi) commercial real estate first mortgage loans in excess of $200,000 as to any loans or $600,000 in the aggregate as to related loans or loans to related borrowers, (vii) modifications and/or extensions of any commercial business or commercial real estate loans in the amounts set forth in (v) and (vi) above, or (viii) loans, the outstanding principal balance of which, in the aggregate, exceed the cash flow received from repayment, sale or interest and penalties paid on any other loans.

    make any investments, other than in municipal bonds or securities (i) rated "A" or higher by any of Standard & Poor's or Fitch IBCA, (ii) having a face amount of not more than $1,000,000, (iii) with a maturity of not more than three years and (iv) which, in the aggregate, do not exceed the amount of funds that become available for re-investment from proceeds or earnings on investments held on the date hereof;

    sell or purchase any mortgage loan servicing rights;

    make any investment in any equity or derivative securities, or any debt securities issued or guaranteed by any municipality or otherwise exempt to any extent from federal, state or local taxation, or engage in any forward commitment, futures transaction, financial options transaction, hedging or arbitrage transaction or covered asset trading activities or make any investments in any investment security with a maturity of greater than one year;

    foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclosure upon any commercial real estate if such environmental assessment indicates the presence of a Hazardous Material;

    propose or enter into any contract, agreement or commitment relating to the settlement of any legal, administrative, arbitration or other proceeding, claim, action or governmental or regulatory investigation of any nature against Herkimer or any Subsidiary; or

    agree or commit to do any of the actions set forth in (a) - (w) above.

The consent of Partners Trust to any action by Herkimer or any Subsidiary that is not permitted by any of the preceding paragraphs shall be evidenced by a writing signed by the President or any Senior Vice President of Partners Trust.

5.2 Merger Covenants.

Notwithstanding that Herkimer believes that it has established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, Herkimer recognizes that Partners Trust may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). In that regard, and in general, from and after the date of this Agreement to the Effective Time, Herkimer shall consult and cooperate with Partners Trust in order to formulate the plan of integration for the Merger, including, among other things, (i) with respect to conforming, based upon such consultation, Herkimer Bank's loan, accrual and reserve policies to those policies of Partners Trust and in that regard shall, among other things, establish such additional loan loss reserves as necessary to so conform Herkimer Bank's policies and (ii) structure the balance sheet of Herkimer Bank to conform to Partners Trust's business plan and in that regard shall, among other things, change its asset mix as may be reasonably requested; provided, however, that no such additional accruals or loan loss reserves will be required to be made and no change in asset mix will be required to be made (i) more than two business days prior to the Closing Date and (ii) unless Herkimer has received a written certification from Partners Trust that all conditions precedent described in Section 7.1 hereof have been satisfied as of such date (except those by which their nature cannot be satisfied until the Closing Date). No such additional accruals or loan loss reserves made by Herkimer or Herkimer Bank pursuant to this Section 5.2 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of Herkimer or Herkimer Bank or its management with any such adjustments.

.

5.3 Compliance with Antitrust Laws.

Each of Partners Trust and Herkimer shall use its reasonable best efforts to resolve objections, if any, which may be asserted with respect to the Merger under antitrust laws, including, without limitation, the HSR Act. In the event a suit is threatened or instituted challenging the Merger as violative of antitrust laws, each of Partners Trust and Herkimer shall use its reasonable best efforts to avoid the filing of, or resist or resolve such suit. Partners Trust and Herkimer shall use their reasonable best efforts to take such action as may be required: (a) by the Antitrust Division of the Department of Justice or the Federal Trade Commission in order to resolve such objections as either of them may have to the Merger under antitrust laws, or (b) by any federal or state court of the United States, in any suit brought by a private party or governmental entity challenging the Merger as violative of antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order which has the effect of preventing the consummation of the Merger. Reasonable best efforts shall not include, among other things and to the extent Partners Trust so desires, the willingness of Partners Trust to accept an order agreeing to the divestiture, or the holding separate, of any assets of Partners Trust or Herkimer.

ARTICLE VI
ADDITIONAL AGREEMENTS

6.1 Regulatory Matters.

    Partners Trust will prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement. Herkimer shall cooperate with Partners Trust to effect the foregoing. Herkimer and Partners Trust shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Herkimer or Partners Trust, as the case may be, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall be deemed to provide either party with a right to review any information provided to any Governmental Entity on a confidential basis in connection with the transactions contemplated hereby. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to contemplation of the transactions contemplated herein.

    Herkimer shall, upon request, furnish Partners Trust with all information concerning Herkimer, Herkimer Bank and their directors, officers and shareholders and such other matters as may be reasonably necessary in connection with any statement, filing, notice or application made by or on behalf of Partners Trust to any Governmental Entity in connection with the Business Combination or the other transactions contemplated by this Agreement.

    Partners Trust shall, upon request, furnish Herkimer with all information concerning Patrners Trust and SBU as may be reasonably necessary for inclusion in a proxy statement which may be furnished to shareholders of Herkimer in connection with the Special Meeting (as defined in Section 6.3 hereof). None of the information relating to Partners Trust or SBU supplied or to be supplied by Partners Trust or SBU to Herkimer expressly for inclusion in such proxy statement, as of the date such proxy statement is mailed to shareholders of Herkimer and up to and including the date of the meeting of shareholders to which such proxy statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    Partners Trust and Herkimer shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval (defined in Section 7.1(c) hereof) will not be obtained or that the receipt of any such approval will be materially delayed.

6.2 Access to Information.

    Upon reasonable notice and subject to applicable Laws relating to the exchange of information, Herkimer shall accord to the officers, employees, accountants, counsel and other representatives of Partners Trust, access, during normal business hours during the period prior to the Effective Time, to all its and Herkimer Bank's properties, books, contracts, commitments and records and, during such period, Herkimer shall make available to Partners Trust (i) a copy of each report, schedule, registration statement and other document filed or received by it (including Herkimer Bank) during such period pursuant to the requirements of federal or state banking laws and (ii) all other information concerning its (including Herkimer Bank) business, properties and personnel as Partners Trust may reasonably request. Partners Trust shall receive notice of all meetings of the Herkimer and Herkimer Bank Board of Directors and any committees thereof, and of any management committees (in all cases, at least as timely as all Herkimer and Herkimer Bank, as the case may be, representatives to such meetings are required to be provided notice). A representative of Partners Trust shall be permitted to attend all meetings of the Board of Directors (except for the confidential portion of such meetings which relate to the Merger or a Competing Proposal ("Confidential Matters") of Herkimer or Herkimer Bank, as the case may be) and such meetings of committees of the Board of Directors and management of Herkimer and Herkimer Bank which Partners Trust desires. Partners Trust will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

    No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

    Herkimer shall provide Partners Trust with true, correct and complete copies of all financial and other information provided to directors of Herkimer and Herkimer Bank in connection with meetings of their Boards of Directors or committees thereof.

6.3 Shareholder Meeting.

Herkimer shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders within 60 days after the date of this Agreement for the purpose of voting upon the approval of this Agreement and the Merger (the "Special Meeting"). Management and the Board of Directors of Herkimer shall recommend to Herkimer's shareholders approval of this Agreement, including the Merger, and the transactions contemplated hereby, together with any matters incident thereto, and shall oppose any third party proposal or other action that is inconsistent with this Agreement or the consummation of the transactions contemplated hereby; provided, however, that Herkimer shall not be obligated to recommend or oppose, as the case may be, if the Board of Directors of Herkimer determines in good faith, after the receipt of advice from counsel, that such recommendation or opposition, as the case may be, would result in a breach of its fiduciary duties under applicable Delaware law; provided further, however, that notwithstanding anything to the contrary in the foregoing, Herkimer shall hold its Special Meeting in accordance with the time period specified in the first sentence of this Section 6.3.

6.4 Legal Conditions to Business Combination.

Each of Partners Trust and Herkimer shall use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Business Combination and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Herkimer or Partners Trust in connection with the Business Combination and the other transactions contemplated by this Agreement.

6.5 Employees.

    To the extent permissible under the applicable provisions of the Code and ERISA, for purposes of crediting periods of service for eligibility to participate and vesting, but not for benefit accrual purposes, under the section 401(k) plan maintained by Partners Trust or SBU, as applicable, individuals who are employees of Herkimer or any Subsidiary at the Effective Time and who become eligible to participate in such plans will be credited with periods of service with Herkimer or any Subsidiary before the Effective Time as if such service had been with Partners Trust or SBU, as applicable.

    If required by Partners Trust in writing delivered to Herkimer not less than five business days before the Closing Date, Herkimer and each Subsidiary, as applicable, shall, on or before the day immediately preceding the Closing Date, terminate any Plan that includes a qualified cash or deferred arrangement within the meaning of Code Section 401(k) (collectively, the "401(k) Plans") and no further contributions shall be made to any 401(k) Plan after such termination. Herkimer shall provide to Partners Trust (i) certified copies of resolutions adopted by the Board of Directors of Herkimer or such Subsidiary, as applicable, authorizing such termination and (ii) an executed amendment to each 401(k) Plan in form and substance reasonably satisfactory to Partners Trust to conform the plan document for such Plan with all applicable requirements of the Code and regulations thereunder relating to the tax-qualified status of such Plan. Partners Trust and SBU will not be obligated to make any matching or other employer contributions to any 401(k) Plan after the Merger.

    After the Effective Time, except to the extent that Partners Trust or its Subsidiaries continues Plans in effect, employees of Herkimer or its Subsidiaries who become employed by Partners Trust or any of its Subsidiaries will be eligible for employee benefits that Partners Trust or such Subsidiary, as the case may be, provides to its employees generally and, except as otherwise required by this Agreement, on substantially the same basis as is applicable to such employees, provided that nothing in this Agreement shall require any duplication of benefits. Partners Trust will or will cause SBU to (i) give credit to employees of Herkimer and its Subsidiaries, with respect to the satisfaction of the limitations as to pre-existing condition exclusions and waiting periods for participation and coverage that are applicable under the employee welfare benefit plans (within the meaning of Section 3(1) of ERISA) of Partners Trust or SBU, equal to the credit that any such employee had received as of the Effective Time towards the satisfaction of any such limitations and waiting periods under the comparable employee welfare benefit plans of Herkimer or its Subsidiaries.

    After the Liquidation, Partners Trust and each relevant Partners Trust Subsidiary will honor, without modification, and perform the obligations of Herkimer and Herkimer Bank under, the contracts, plans and arrangements listed in Section 6.5(d) of the Herkimer Disclosure Schedule.

    Partners Trust shall honor the Herkimer change-in-control severance policy adopted by resolution by the Herkimer board of directors on February 16, 2001, a copy of which is attached at Section 6.5(e) of the Herkimer Disclosure Schedule.

    On or immediately prior to the Effective Time, SBU, after consultation with Herkimer, may pay retention or other bonuses in an aggregate amount up to $100,000 to certain employees of Herkimer.

6.6 Subsequent Financial Statements.

As soon as reasonably available, but in no event more than 30 days after the end of each month, Herkimer will deliver to Partners Trust the unaudited financial statements of Herkimer as of the end of each such month.

6.7 Additional Agreements.

In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and Partners Trust's and Herkimer's Subsidiaries shall take all such necessary action as may be reasonably requested by Partners Trust or SBU.

6.8 Advice of Changes.

Partners Trust, SBU and Herkimer shall promptly advise each other of any change or event that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect on it or to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time, each party will promptly supplement or amend its disclosure schedule delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule or which is necessary to correct any information in such disclosure schedule which has been rendered inaccurate thereby. No supplement or amendment to such disclosure schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 7.2(a) or 7.3(a) hereof, as the case may be, or the compliance by Herkimer with the covenants set forth in Section 5.1 hereof.

6.9 Current Information.

During the period from the date of this Agreement to the Effective Time, Herkimer will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of Partners Trust and SBU and to report the general status of the ongoing operations of Herkimer. Herkimer will promptly notify Partners Trust and SBU of any material change in the normal course of business or in the operation of the properties of Herkimer and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving Herkimer, and will keep Partners Trust and SBU fully informed of such events.

6.10 Execution of the Certificate of Merger.

Prior to the Effective Time, SBU and Herkimer each shall execute and deliver the Certificate of Merger substantially in the form at Exhibit A.

6.11 Transaction Expenses of Herkimer.

    Attached at Section 6.11 of the Herkimer Disclosure Schedule, is the estimated budget of transaction-related expenses reasonably anticipated to be payable by Herkimer in connection with this transaction, including the fees and expenses of counsel, accountants, investment bankers and other professionals. Herkimer shall promptly notify Partners Trust if or when it determines that it will expect to exceed its budget.

    Promptly after the execution of this Agreement, Herkimer shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. Herkimer shall accrue and/or pay all of such amounts which are actually due and owing as soon as possible.

    Herkimer shall advise Partners Trust monthly of all out-of-pocket expenses which Herkimer has incurred in connection with this transaction.

6.12 Further Actions of Herkimer.

Upon the written request of Partners Trust or SBU, Herkimer shall, within 5 business days of the date of such written request, demand payment of, or cause Herkimer Bank to demand payment of, any and all loans (to the extent identified by Partners Trust) of Herkimer or Herkimer Bank, as the case may be, which loans are (or should have been) set forth at Sections 3.5(a) or 3.19(e) of the Herkimer Disclosure Schedule, and which loans are secured or collateralized in any way by Herkimer Common Stock provided that Herkimer has the legal authority to demand payment with respect to such loans.

6.13 Indemnification and Insurance.

(a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of Herkimer or Herkimer Bank (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of Herkimer or Herkimer Bank or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and defend against and respond thereto to the extent permitted by applicable law and the Certificate of Incorporation and Bylaws of Herkimer or Organization Certificate and Bylaws of Herkimer Bank, as the case may be. It is understood and agreed that after the Effective Time, Partners Trust shall indemnify and hold harmless, as and to the fullest extent permitted by applicable law and the Certificate of Incorporation and Bylaws of Herkimer or Organization Certificate and Bylaws of Herkimer Bank, as the case may be, as in effect immediately prior to the Effective Time, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement ("Damages") in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to Partners Trust; provided, however, that (1) Partners Trust shall have the right to assume the defense thereof and upon such assumption Partners Trust shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Partners Trust elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Partners Trust and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to Partners Trust, and Partners Trust shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Partners Trust shall be obligated pursuant to this paragraph to pay for only one firm of counsel for each Indemnified Party, (3) Partners Trust shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed), and (4) Partners Trust shall not be obligated pursuant to this paragraph to the extent that a final judgment determines that any Damages are as a result of the gross negligence or willful misconduct or result from a decision made by the Indemnified Party when the Indemnified Party had no good faith belief that he or she was acting in the best interests of Herkimer. Partners Trust shall have no obligation to advance expenses incurred in connection with a threatened or pending action, suit or preceding in advance of final disposition of such action, suit or proceeding, unless (i) Partners Trust would be permitted to advance such expenses pursuant to the DGCL and Partners Trust's Certificate of Incorporation or Bylaws, and (ii) Partners Trust receives an undertaking by the Indemnified Party to repay such amount if it is determined that such party is not entitled to be indemnified by Partners Trust pursuant to the DGCL and Partners Trust's Certificate of Incorporation or Bylaws. Any Indemnified Party wishing to claim indemnification under this Section 6.13, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Partners Trust thereof; provided, however, that the failure to so notify shall not affect the obligations of Partners Trust under this Section 6.13 except to the extent such failure to notify materially prejudices Partners Trust. Partners Trust's obligations under this Section 6.13 continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

If Partners Trust or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, the successors and assigns of Partners Trust shall assume the obligations set forth in this Section 6.13.

(b) Partners Trust shall purchase for the benefit of the persons serving as executive officers and directors of Herkimer and Herkimer Bank immediately prior to the Effective Time, directors' and officers' liability insurance coverage for two years after the Effective Time, under either Herkimer's policy in existence on the date hereof, or under a policy of similar coverage and amounts containing terms and conditions which are generally not less advantageous than Partners Trust's current policy, and in either case, with respect to acts or omissions occurring prior to the Effective Time which were committed by such executive officers and directors in their capacity as such ("Tail Insurance"), provided, however, that Partners Trust shall not be required to expend more than 150% of the current amount expended by Herkimer to maintain or procure insurance coverage pursuant hereto.

ARTICLE VII
CONDITIONS PRECEDENT

7.1 Conditions to Each Party's Obligation To Effect the Merger.

The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

    Shareholder Approvals. This Agreement, including the Certificate of Merger, and the Merger shall have been approved and adopted by the affirmative vote of the holders of at least a majority of the outstanding shares of Herkimer Common Stock entitled to vote thereon.

    Other Approvals. All regulatory approvals required to consummate the Merger shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired. No such regulatory approval shall contain a non-customary condition that Partners Trust reasonably determines to be unduly burdensome or otherwise to materially reduce the benefits for which it bargained in this Agreement.

    No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions (an "Injunction") contemplated by this Agreement or the Certificate of Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

7.2 Conditions to Obligations of Partners Trust.

The obligation of Partners Trust to effect the Merger is also subject to the satisfaction or waiver by Partners Trust at or prior to the Effective Time of the following conditions:

    Representations and Warranties. The representations and warranties of Herkimer set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, will have a Material Adverse Effect on Herkimer. Partners Trust shall have received a certificate signed on behalf of Herkimer by each of the President and Chief Executive Officer and the Chief Financial Officer of Herkimer to the foregoing effect.

    Performance of Covenants and Agreements of Herkimer. Herkimer shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date. Partners Trust shall have received a certificate signed on behalf of Herkimer by each of the President and Chief Executive Officer and the Chief Financial Officer of Herkimer to such effect.

    Consents under Agreements. The consent, approval or waiver of each person (other than the Governmental Entities referred to in Section 7.1(b) hereof) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of Herkimer under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained except for those, the failure of which to obtain, will not result in a Material Adverse Effect on Herkimer or the Surviving Corporation.

    No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

    No Material Adverse Change. There shall have been no changes, other than changes contemplated by this Agreement, in the business, operations, condition (financial or otherwise), assets or liabilities of Herkimer or any Subsidiary (regardless of whether or not such events or changes are inconsistent with the representations and warranties given herein) that individually or in the aggregate has had or would have a Material Adverse Effect on Herkimer

    Repayment of Loans. Any and all loans of Herkimer and Herkimer Bank as to which Partners Trust has requested that Herkimer or Herkimer Bank make demand for payment in accordance with Section 6.12 above, shall have been paid in full, with no waiver or negation of any rights or remedies available against the borrower thereunder.

    Regulatory Approvals. All regulatory approvals required to consummate the Business Combination, including without limitation, those necessary for the Purchase and Assumption (including for SBU to exercise trust powers) and the amendment to Herkimer Bank's Organization Certificate), shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods, including the approvals referred to in Section 7.1(b) above being referred to herein as the "Requisite Regulatory Approvals"). No Requisite Regulatory Approval shall contain a non-customary condition that Partners Trust reasonably determines to be unduly burdensome or otherwise to materially reduce the benefits for which it bargained in this Agreement.

7.3 Conditions to Obligations of Herkimer

The obligation of Herkimer to effect the Merger is also subject to the satisfaction or waiver by Herkimer at or prior to the Effective Time of the following conditions:

    Representations and Warranties. The representations and warranties of Partners Trust and SBU set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, will have a Material Adverse Effect on Partners Trust and SBU. Herkimer shall have received a certificate signed on behalf of both Partners Trust and SBU by each of the President and the Chief Financial Officer of Partners Trust and SBU to the foregoing effect.

    Performance of Covenants and Agreements of Partners Trust. Partners Trust and SBU shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date. Herkimer shall have received a certificate signed on behalf of both Partners Trust and SBU by each of the President and the Chief Financial Officer of Partners Trust and SBU to such effect.

    Consents under Agreements. The consent or approval or waiver of each person (other than the Governmental Entities referred to in Section 7.1(b)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which Partners Trust is a party or is otherwise bound shall have been obtained.

    No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

ARTICLE VIII
TERMINATION AND AMENDMENT

8.1 Termination.

This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Herkimer:

    by mutual consent of Partners Trust and Herkimer in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

    by either Partners Trust or Herkimer upon written notice to the other party (i) 30 days after the date on which any request or application for a Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Regulatory Approval, unless within the 30-day period following such denial or withdrawal the parties agree to file, and have filed with the applicable Governmental Entity, a petition for rehearing or an amended application, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.1(b), if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

    by either Partners Trust or Herkimer if the Merger shall not have been consummated on or before April 30, 2003, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

    by either Partners Trust or Herkimer (provided that the terminating party is not in breach of its obligations under Section 6.3 hereof) if the approval of the shareholders of Herkimer hereto required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof;

    by either Partners Trust or Herkimer (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party, if such breach, individually or in the aggregate, has had or is likely to have a Material Adverse Effect on the breaching party, and such breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing;

    by either Partners Trust or Herkimer (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, and such breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing;

    by Partners Trust, if the management of Herkimer or its Board of Directors, for any reason, (i) fails to call and hold within 60 days of the date of this Agreement a special meeting of Herkimer's shareholders to consider and approve this Agreement and the transactions contemplated hereby, (ii) fails to recommend to shareholders the approval of this Agreement and the transactions contemplated hereby, (iii) fails to oppose any third party proposal that is inconsistent with the transactions contemplated by this Agreement or (iv) violates Section 5.1(e) of this Agreement;

    by Partners Trust or Herkimer if Herkimer has complied with Section 5.1(e) above, and has given written notice to Partners Trust that Herkimer has agreed to enter into a Superior Competing Transaction; provided, however, that such termination under this Section 8.1(h) shall not be effective unless and until Herkimer shall have complied with the expense and breakup fee provisions of Section 9.3 below.

8.2 Effect of Termination.

In the event of termination of this Agreement by either Partners Trust or Herkimer as provided in Section 8.1 hereof, this Agreement shall forthwith become void and have no effect except (h) the last sentence of Section 6.2(a) and Sections 8.2, 9.2 and 9.3 hereof shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful or intentional breach of any provision of this Agreement.

8.3 Amendment.

Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Board of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Herkimer; provided, however, that after any approval of the transactions contemplated by this Agreement by Herkimer's shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to Herkimer shareholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.4 Extension; Waiver.

At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE IX
GENERAL PROVISIONS

9.1 Closing.

Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. at the offices of Hogan & Hartson L.L.P., counsel to Partners Trust, on a date and place specified by the Parties, which shall be no later than three business days after the satisfaction or waiver (subject to applicable law) of all conditions precedent specified under Article VII hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), or on such other date, place and time as the parties may agree in writing (the "Closing Date").

9.2 Nonsurvival of Representations, Warranties and Agreements.

None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

9.3 Expenses; Breakup Fee.

All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. Except as set forth in the next sentence, in the event that this Agreement is terminated by either Partners Trust or Herkimer by reason of a material breach pursuant to Sections 8.1(e) or (f) hereof or by Partners Trust pursuant to Section 8.1(g) hereof, Partners Trust or Herkimer, as applicable, shall pay all documented, reasonable costs and expenses up to $400,000 incurred by the terminating party in connection with this Agreement and the transactions contemplated hereby. In the event that this Agreement is terminated by Partners Trust under Section 8.1(d) by reason of Herkimer shareholders not having given any required approval and there shall have been prior to any meeting of the Herkimer stockholders a "Third Party Public Event" (as defined below), or in the event this Agreement is terminated by Partners Trust by reason of a willful material breach pursuant to Sections 8.1(e) or (f) hereof, Herkimer shall pay all documented, reasonable costs and expenses up to $400,000 incurred by Partners Trust in connection with this Agreement and the transactions contemplated hereby, plus a breakup fee of $3.2 million. For purposes of this Section 9.3, a "Third Party Public Event" shall refer to any of the following events: any person (as defined at Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations thereunder), other than Partners Trust or its Subsidiaries, shall have made a bona fide proposal to Herkimer or any Herkimer Subsidiary, by a public announcement or written communication that is or becomes the subject of public disclosure, to Herkimer's stockholders to engage in a an Acquisition Transaction. In the event that this Agreement is terminated by Partners Trust under Section 8.1(h) by reason of Herkimer having agreed to enter into an Superior Competing Transaction, Herkimer shall pay all documented, reasonable costs and expenses up to $400,000 incurred by Partners Trust in connection with this Agreement and the transactions contemplated hereby, plus a breakup fee of $3.2 million.

9.4 Notices.

All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to Partners Trust, SBU or Merger Sub, to:

233 Genesee Street
Utica, New York 13501
Attn: John A. Zawadzki

with a copy (which shall not constitute notice) to:

Hogan & Hartson L.L.P.
Columbia Square
555 Thirteenth Street, N.W.
Washington, DC 20004-1109
Attn.: Stuart G. Stein, Esq.

and

(b) if to Herkimer, to:

501 East Main Street

Little Falls, New York 13365

Attn: Laura B. Marcantonio

with copies (which shall not constitute notice) to:

R.W. Burrows, Chairman

c/o Burrows Paper Corporation

501 West Main Street

Little Falls, New York 13365

and

Elias, Matz, Tiernan & Herrick L.L.P

734 15th Street, N.W.

12th Floor

Washington, D.C. 20005

Attn: Hugh Wilkinson, Esq.

9.5 Interpretation.

When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or an Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

9.6 Counterparts.

This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.7 Entire Agreement.

This Agreement (including the disclosure schedules, documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, the Certificate of Merger and the Herkimer Stockholder Agreement.

9.8 Governing Law.

This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law rules.

9.9 Enforcement of Agreement.

The parties hereto agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

9.10 Severability.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

9.11 Publicity.

Except as otherwise required by law or the rules of the Nasdaq Stock Market National Market System (or such other exchange on which the Partners Trust Common Stock may become listed), so long as this Agreement is in effect, neither Partners Trust nor Herkimer shall, or shall permit any of Partners Trust's or Herkimer's Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement, the Certificate of Merger or the Herkimer Stockholder Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

9.12 Assignment; Limitation of Benefits.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except for Section 6.13, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, and the covenants, undertakings and agreements set out herein shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their permitted assigns.

9.13 Additional Definitions.

In addition to any other definitions contained in this Agreement, the following words, terms and phrases shall have the following meanings when used in this Agreement.

"Acquisition Transaction": any offer, proposal or expression of interest relating to (i) any tender or exchange offer, (II) merger, consolidation or other business combination involving Herkimer or any Herkimer Subsidiary, or (III) the acquisition in any manner of a substantial equity interest in, or a substantial portion of the assets and/or liabilities, out of the ordinary course of business, of, Herkimer or Herkimer Bank other than the transactions contemplated or permitted by this Agreement.

"Affiliated Person": any director, officer or 5% or greater shareholder, spouse or other person living in the same household of such director, officer or shareholder, or any company, partnership or trust in which any of the foregoing persons is an officer, 5% or greater shareholder, general partner or 5% or greater trust beneficiary.

"Competing Proposal": any of the following involving Herkimer or any Herkimer Subsidiary: any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase by such person of Herkimer, any Herkimer Subsidiary or any business line of Herkimer that constitutes 15% or more of the net revenues, net income or assets of Herkimer and its subsidiaries, taken as a whole, or 15% or more of any class of equity securities of Herkimer or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Herkimer or any of its subsidiaries, any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Herkimer or any of its subsidiaries, other than the transactions contemplated by this Agreement.

"Knowledge": with respect to any entity, refers to the knowledge of such entity's directors and officers in the ordinary course of their duties in such positions.

"Laws": any and all statutes, laws, ordinances, rules, regulations, orders, permits, judgments, injunctions, decrees, case law and other rules of law enacted, promulgated or issued by any Governmental Entity.

"Material Adverse Effect": with respect to Partners Trust or Herkimer, as the case may be, means a condition, event, change or occurrence that is reasonably likely to have a material adverse effect upon (A) the financial condition, results of operations, loans, securities, deposit accounts, business or properties of Partners Trust or Herkimer, as the case may be, and its Subsidiaries taken as a whole (other than as a result of (i) any change, effect, event or occurrence relating to the United States economy or financial or securities markets in general, (ii) any change, effect, event or occurrence relating to the banking and financial services industry to the extent not affecting such party to a materially greater extent than it affects other persons in the banking and financial services industry, (iii) any change, effect, event or occurrence relating to the announcement or performance of this Agreement and the transactions contemplated hereby, (iv) with respect to Herkimer, any change, effect, event or occurrence resulting from any action or omission taken with the prior consent of Partners Trust, (v) any change in banking, savings association or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities and (vi) any change in GAAP or regulatory accounting requirements applicable to banks, savings associations or their holding companies generally, or (B) the ability of Partners Trust, or Herkimer to perform its obligations under, and to consummate the transactions contemplated by, this Agreement, and the Certificate of Merger.

"Subsidiary": with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

"Superior Competing Transaction": any of the following involving Herkimer or any Subsidiary: any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Herkimer Common Stock then outstanding or all or substantially all the assets of Herkimer, and otherwise on terms which the Board of Directors of Herkimer, determines in its good faith judgment (based on the opinion of CIBC World Markets Corp., or another financial advisor of nationally recognized reputation) to be more favorable to its stockholders than the Merger and for which financing, to the extent required, is then committed or which if not committed is, in the good faith judgment of its Board of Directors, reasonably capable of being obtained by such third party.

[SIGNATURES PAGE FOLLOWS]

IN WITNESS WHEREOF, Partners Trust, Merger Sub and Herkimer have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

PARTNERS TRUST FINANCIAL GROUP, INC.

ATTEST:

By: /s/ Steven A. Covert By: /s/ John A. Zawadzki
Name: Steven A. Covert Name: John A. Zawadzki
Title: Senior Vice President, Chief Title: President and Chief Executive Officer

Financial Officer and Corporate

Secretary

HERKIMER TRUST CORPORATION, INC.

ATTEST:

By: /s/ Laura B. Marcantonio By: /s/ R.W. Burrows
Name: Laura B. Marcantonio Name: R.W. Burrows
Title: President Title: Chairman and Chief Executive Officer

HYDRAULIC ACQUISITION CORPORATION

ATTEST:

By: /s/ Steven A. Covert By: /s/ John A. Zawadzki
Name: Steven A. Covert Name: John A. Zawadzki
Title: Vice President, Chief Financial Title: President and Chief Executive Officer

Officer and Secretary

SBU BANK

ATTEST:

By: /s/ Steven A. Covert By: /s/ John A. Zawadzki
Name: Steven A. Covert Name: John A. Zawadzki
Title: Senior Vice President, Chief Title: President and Chief Executive Officer

Financial Officer and Corporate

Secretary

Exhibit A

CERTIFICATE OF MERGER

Hydraulic Acquisition Corporation

into

Herkimer Trust Corporation, Inc.

Pursuant to Title 8, Section 251 of the General Corporation Law of the State of Delaware, Hydraulic Acquisition Corporation, a corporation organized and existing under the law of the State of Delaware ("Acquisition Corp."), and Herkimer Trust Corporation, Inc., a corporation organized and existing under the law of the State of Delaware ("Herkimer"), do hereby certify to the following facts relating to the merger of Acquisition Corp. with and into Herkimer:

FIRST: The name and state of incorporation of each constituent entity that is a party to the Merger is as follows:

Name State of Incorporation

Hydraulic Acquisition Corporation Delaware

Herkimer Trust Corporation, Inc. Delaware

SECOND: An Agreement and Plan of Merger, dated as of ____ __, 2002, by and among Partners Trust Financial Group, Inc., SBU Bank, Acquisition Corp. and Herkimer (the "Agreement and Plan of Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

THIRD: Pursuant to the Agreement and Plan of Merger, the surviving corporation of the Merger is Herkimer. Herkimer shall continue its existence under its present name pursuant to the provisions of the General Corporation Law of the State of Delaware.

FOURTH: The Merger shall be effective as of 4:00 p.m. Eastern Standard Time on ________ __, 2002 (the "Effective Time").

FIFTH: At the Effective Time, the certificate of incorporation of Herkimer shall be amended and restated to read in its entirety as set forth in Exhibit I hereto.

SIXTH: The executed Agreement and Plan of Merger is on file at the office of Herkimer at the following address:

233 Genesee Street

Utica, NY 13501

SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by Herkimer, on request and without cost, to any shareholder of any constituent corporation.

IN WITNESS WHEREOF, Herkimer has caused this Certificate of Merger to be duly executed as of this ___ day of _________, 2002.

HERKIMER TRUST CORPORATION, INC.

By:

Name:

Title:

Exhibit B

HERKIMER TRUST CORPORATION, INC.

STOCKHOLDER AGREEMENT

This STOCKHOLDER AGREEMENT, dated as of _____ __, 2002, is entered into by and among Partners Trust Financial Group, Inc. a federal corporation ("Partners Trust") and the stockholders of Herkimer Trust Corporation, Inc., a Delaware corporation ("Herkimer"), identified on Schedule I hereto (collectively, the "Stockholders"), who are directors, executive officers or other affiliates of Herkimer (for purposes of Rule 145 under the Securities Act of 1933, as amended).

WHEREAS, Partners Trust, SBU Bank, a federally chartered savings bank ("SBU"), Hydraulic Acquisition Corporation, a Delaware corporation ("Merger Sub") and Herkimer have entered into an Agreement and Plan of Merger, dated as of _____ __, 2002 (the "Agreement"), which is conditioned upon the execution of this Stockholder Agreement and which provides for, among other things, the merger of Merger Sub with and into Herkimer, with Herkimer being the surviving corporation and becoming a wholly owned subsidiary of SBU, and immediately following said Merger, the surviving corporation will be liquidated into SBU.

WHEREAS, in order to induce Partners Trust to enter into and consummate the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement, the Merger and the other transactions contemplated by the Agreement in his or her capacity as a stockholder of Herkimer;

NOW, THEREFORE in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Ownership of Herkimer Common Stock. Each Stockholder represents and warrants that the number of shares of Herkimer common stock, par value $1.00 per share ("Herkimer Common Stock"), set forth opposite such Stockholder's name on Schedule I hereto is the total number of shares of Herkimer Common Stock over which such person has "beneficial ownership" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, except that the provisions of Rule 13d-3(d)(1)(i) shall be considered without any limit as to time.

2. Agreements of the Stockholders. Each Stockholder covenants and agrees that:

(a) Such Stockholder shall, at any meeting of the holders of Herkimer Common Stock called for the purpose (or in connection with any action taken by written consent), vote or cause to be voted all shares of Herkimer Common Stock with respect to which such Stockholder has voting power (including the power to vote or to direct the voting of) whether owned as of the date hereof or hereafter acquired (the "Shares") (i) in favor of the Agreement, the Merger and the other transactions contemplated by the Agreement and (ii) against any plan or proposal pursuant to which Herkimer is to be acquired by or merged with, or pursuant to which Herkimer proposes to sell all or substantially all of its assets and liabilities to, any person, entity or group (other than Partners Trust or any affiliate thereof) or any other action that is inconsistent with the Agreement or the transactions contemplated thereby.

(b) Stockholder hereby agrees to timely deliver to Partners Trust a duly executed proxy in the form attached hereto as Exhibit A (the "Proxy"), such Proxy to cover all of the Shares. Upon execution of this Stockholder Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies or powers of attorney given by Stockholder with respect to the Shares and agrees not grant any subsequent proxies or powers of attorney with respect to the Shares until the earlier of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Agreement or (ii) the date of termination of this Stockholder Agreement pursuant to Section 4 hereto.

(c) Except as otherwise expressly permitted hereby, such Stockholder shall not sell, pledge, transfer or otherwise dispose of his or her shares of Herkimer Common Stock.

(d) Such Stockholder shall not in his or her capacity as a stockholder of Herkimer directly or indirectly encourage or solicit, initiate or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Partners Trust or an affiliate thereof) concerning any merger, sale of all or substantially all of the assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transaction involving Herkimer or otherwise inconsistent with the Agreement or the transactions contemplated thereby. Nothing herein shall impair such Stockholder's fiduciary obligations as a director or officer of Herkimer.

(e) Stockholder shall use his or her best efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger contemplated by the Agreement.

3. Successors and Assigns. A Stockholder may sell, pledge, transfer or otherwise dispose of his or her shares of Herkimer Common Stock only with the prior written consent of Partners Trust and if the acquirer of such Herkimer Common Stock agrees in writing to be bound by this Stockholder Agreement.

4. Termination. The parties agree and intend that this Stockholder Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by the written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

5. Notices. Notices may be provided to Partners Trust and the Stockholders in the manner specified in the Agreement, with all notices to the Stockholders being provided to them at the addresses set forth at Schedule I.

6. Governing Law. This Stockholder Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

7. Counterparts. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

8. Headings. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement.

9. Regulatory Approval. If any provision of this Stockholder Agreement requires the approval of any regulatory authority in order to be enforceable, then such provision shall not be effective until such approval is obtained; provided, however, that the foregoing shall not affect the enforceability of any other provision of this Stockholder Agreement.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, Partners Trust, by a duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed and delivered as of the day and year first above written.

PARTNERS TRUST FINANCIAL GROUP, INC.

By:
John A. Zawadzki
President and Chief Executive Officer

STOCKHOLDERS:

SCHEDULE I

Number of Shares of Herkimer Common

Name and Address of Stockholder Stock Beneficially Owned

IRREVOCABLE PROXY

TO VOTE STOCK OF

HERKIMER TRUST CORPORATION, INC.

The undersigned stockholder of Herkimer Trust Corporation, Inc., a Delaware corporation ("Herkimer"), hereby irrevocably (to the full extent permitted by the Delaware General Corporation Law) appoints the members of the Board of Directors of Partners Trust Financial Group, Inc., a federal corporation ("Partners Trust"), and each of them, or any other designee of Partners Trust, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Herkimer that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Herkimer issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of Herkimer as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

This Irrevocable Proxy is irrevocable (to the extent provided in the Delaware General Corporation Law), is coupled with an interest, including, but not limited to that certain Agreement and Plan of Merger dated as of even date herewith by and among Partners Trust, Hydraulic Acquisition Corporation ("Merger Sub") and Herkimer ("Merger Agreement") and is granted in consideration of Partners Trust entering into the Merger Agreement for the merger of Merger Sub into Herkimer, with Herkimer being the surviving corporation and becoming a wholly owned subsidiary of Partners Trust (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the date of termination of the Merger Agreement.

The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of Herkimer and in every written consent in lieu of such meeting:

in favor of approval and adoption of the Merger Agreement and of the transactions contemplated thereby.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Irrevocable Proxy shall terminate on, and be of no further force or effect after, the Expiration Date.

(Signature Page Follows)

This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated: _____ __, 2002

(Signature of Stockholder)

(Print Name of Stockholder)

Shares beneficially owned:

SIGNATURE PAGE TO IRREVOCABLE PROXY